                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): January 8, 1998
                                                  ----------------

                      Teleport Communications Group Inc.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its charter)


                                   Delaware
        --------------------------------------------------------------
        (State or other jurisdiction of incorporation or organization)



            0-20913                                   13-3173139
        ----------------                        ----------------------
        (Commission File                         (I.R.S. Employer
             Number)                            Identification Number)


           437 Ridge Road
         Executive Building 3
          Dayton, New Jersey                             08810
         ---------------------                        ----------
         (Address of Principal                        (Zip Code)
          Executive Offices)


Registrant's telephone number, including area code 732-392-2000
                                                   ------------

Item 5.  Other Events.
         ------------

     On January 8, 1998, Teleport Communications Group Inc., a Delaware corporation ("TCG"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with AT&T Corp., a New York corporation ("AT&T"), and TA Merger Corp., a wholly-owned subsidiary of AT&T ("Merger Sub"). A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and a copy of the press release announcing the execution of the Merger Agreement is attached hereto as Exhibit
99.1. Statements made herein regarding the Merger Agreement are not complete, and reference is made to the copy of the Merger Agreement filed as an exhibit to this report. The following disclosure is qualified in its entirety by such reference.

     Pursuant to the Merger Agreement, following satisfaction of the conditions specified therein, Merger Sub will be merged with and into TCG, with TCG as the surviving corporation (the "Merger"). In the Merger, each share of TCG common stock will be converted into the right to receive 0.943 of a share of AT&T common stock. TCG and AT&T expect that the exchange will be tax-free to TCG stockholders, except to the extent cash is received in lieu of fractional shares. The Merger Agreement contains customary representations and warranties of the parties, which will not survive effectiveness of the Merger. In addition, pursuant to the Merger Agreement, TCG has agreed, for the period prior to the Merger, to operate its business in the ordinary course, refrain from taking various corporate actions, and not solicit or enter into negotiations or agreements relating to a competing business combination.

     Cox Communications Inc., Comcast Corporation and Tele-Communications, Inc. (collectively, the "Cable Stockholders") own, through subsidiaries, all of the shares of TCG's Class B Common Stock, which collectively represent approximately 66% of the equity and approximately 95% of the voting power of TCG. Pursuant to a Voting Agreement among the Cable Stockholders and AT&T, each Cable Stockholder executed and delivered to TCG a written consent in favor of and approving the Merger Agreement and the Merger. As a result, no further vote or meeting of TCG stockholders will be necessary to consummate the Merger. A copy of the Voting Agreement is attached hereto as Exhibit 99.2. AT&T intends to register the shares of AT&T common stock to be issued in the Merger in exchange for shares of TCG Common Stock. TCG will prepare and distribute an information statement to its stockholders, and such information statement will contain the disclosure necessary to serve as a prospectus for the shares of AT&T common stock to be issued in the Merger.

     In addition, on January 8, 1998, AT&T entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Cable Stockholders. The Registration Rights

Agreement gives each Cable Stockholder certain demand and "piggyback" registration rights for a two-year period commencing on the effective date of the Merger.

     Consummation of the Merger is subject to customary closing conditions, including, without limitation, TCG and AT&T obtaining certain required regulatory approvals and other related consents. Accordingly, there can be no assurance that the Merger will be successfully consummated or, if successfully completed, when it might be completed.

     FORWARD-LOOKING STATEMENTS IN THIS REPORT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. INVESTORS ARE CAUTIONED THAT SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES INCLUDING, WITHOUT LIMITATION, THE EFFECTS OF LEGISLATIVE AND REGULATORY CHANGES; THE NEED FOR REGULATORY APPROVALS; THE POTENTIAL OF INCREASED LEVELS OF COMPETITION FOR TCG; TECHNOLOGICAL CHANGES; AND OTHER RISKS DETAILED FROM TIME TO TIME IN TCG'S ANNUAL REPORT ON FORM 10-K AND PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


Item 7.  Financial Statements and Exhibits.
         ---------------------------------

(a)      Financial Statements of business acquired:

         Not applicable.

(b)      Pro Forma financial information:

         Not applicable.

(c)      Exhibits:

         2.1 Agreement and Plan of Merger Among AT&T Corp., TA Merger Corp. and Teleport Communications Group Inc., dated as of January 8, 1998

         99.1 Press Release

         99.2 Voting Agreement

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  January 26, 1998                 TELEPORT COMMUNICATIONS GROUP INC.



                                        By:   /s/ Maria Terranova-Evans
                                             -----------------------------
                                             Name:  Maria Terranova-Evans
                                             Title: Vice President and
                                                    Controller